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                                                                    EXHIBIT 23.4

                     CONSENT OF H.C. WAINWRIGHT & CO., INC.


       We hereby consent to the inclusion in the Registration Statement on Form S-4 of Solectron Corporation ("Solectron") relating to the proposed merger of Centennial Technologies, Inc. with a wholly-owned subsidiary of Solectron of our opinion letter, dated January 18, 2001, appearing as Annex C to the Proxy Statement and Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


By  /s/  H.C. WAINWRIGHT & CO., INC.
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Boston, Massachusetts
February 26, 2001